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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

TYPHOON TOUCH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-52130	20-3387991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700-7th Ave, Suite 2100, PMB 134, Seattle Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		206-407-2538

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01.    ENTERING INTO A MATERIAL AGREEMENT

Purchase Agreement and Registration Agreement

On July 16, 2008, Typhoon Touch Technologies, Inc. (the "Registrant") signed a $20 million common stock purchase agreement with First Strategy Finance Corp, a Panama company ("Investor") dated July 11, 2008 (the "Purchase Agreement").  Under the terms of the Agreement the Investor is required to purchase:

•      100,000 shares of common stock of the Registrant for $500,000 on signing the Agreement;

•      50,000 shares of common stock of the Registrant for $250,000 within 120 days from the signing the Agreement;

•      50,000 shares of common stock of the Registrant on the date a registration statement related to the transaction is filed with  the U.S. Securities & Exchange Commission ("SEC"); and

•      After the SEC has declared effective the registration statement related to the transaction, the Registrant has the right over a 25-month period to sell shares of its common stock, $0.001 par value, to the Investor from time to time in amounts of $100,000, depending on certain conditions as set forth in the agreement, up to an aggregate of $20.0 million.

The Registrant received $500,000 from the Investor as an initial purchase under the Agreement on July 17, 2008.

The purchase price of the shares related to the $19 million balance of future funding will be based on 90% of the prevailing market prices of the Registrant's shares at the time of sales, and the Company will control the timing and amount of any sale of shares to the Investor. There are no upper limits to the price the Investor may pay to purchase our common stock. However, the Investor shall not be obligated to purchase any shares of our common stock on any business day that the price of our common stock is below $0.25. There are no negative covenants, restrictions on future fundings, penalties or liquidated damages in the agreement. The Purchase Agreement may be terminated by the Registrant at any time at our discretion without any cost to Registrant.

The Purchase Agreement requires the Registrant to complete a 30 for 1 forward split of its issued and outstanding share capital within 10 days of signing the Purchase Agreement.

Concurrently with entering into the Purchase Agreement, the Registrant entered into a registration rights agreement (the "Registration Agreement") with Investor. Under the

Registration Agreement, the Registrant agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission ("SEC") covering the shares that have been issued or may be issued to the Investor under the Agreement within 180 days of the date of the Registration Agreement.

The proceeds received by the Company under the Purchase Agreement will be used to fund the Registrant's ongoing patent litigation, future mergers & acquisitions, working capital and general corporate use.

The Purchase Agreement and Registration Agreement are subject to customary terms and conditions and contain customary representations and warranties of the Registrant and the Investor.  The Purchase Agreement is governed by the laws of the State of Nevada without regard to its conflict of law rules.

The parties were arms-length at the time of entering into the transaction.  There was no relationship between the Registrant and the Investor or any affiliate, director, officer, or associate of the Registrant or the Investor.

The description of the Purchase Agreement and Registration Agreement above is qualified in its entirety by reference to the full text of the Purchase Agreement and Registration Agreement, a copy of which is filed as exhibits to this Form 8-K and are incorporated in this Item 1.01 by reference.

ITEM 3.02.     UNREGISTERED SALE OF EQUITY SECURITIES

Item 1.01 of this Current Report on Form 8-K, is incorporated by reference.

The share of common stock of the Registrant to be issued to the Investor under the Purchase Agreement are bring issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to Regulation S thereunder. The Registrant's reliance upon Regulation S was based upon the following factors: (a) the Investor is not a U.S. person and is not acquiring the shares for the account or benefit of any U.S. person, (b) the Investor agreed not to offer or sell the shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) the Investor made its subscription from its offices at an address outside of the United States and (d) the Investor or its advisors have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of, and protecting its interests in connection with an investment in the Registrant.

ITEM 5.03.     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment of Articles of Incorporation - Forward Split

On July 8, 2008, the Registrant filed with the Secretary of State of Nevada a Certificate of  Change Pursuant to NRS 78.209 (the "Certificate of Change"). The Certificate of Change was filed to affect a thirty-for-one forward split ("Forward Split") of the issued and outstanding shares of common stock of the Registrant ("Existing Common"). On July 18, 2008 (the "Effective Date" of the Forward Split) each one share of Existing Common issued and outstanding immediately prior to the Effective Date will be reclassified as, and exchanged for, thirty shares of newly issued common stock of the Registrant ("New Common").

The Registrant was awaiting clearance from Corporate Data Operations - NASDAQ OMX ("MDI Corporate Actions") as to whether the documents were in order or if an amended filing would be required prior to filing this Form 8-K.  The Registrant received notice from MDI Corporate Actions July 17, 2008, that there would be delay in processing the Forward Split and although an amended corporate filing was not required the market trade effective date of the Forward Split would be provided in the next couple of days.  Therefore the legal Effective Date of the Forward Split will be different than the market trade effective date of the Forward Split which is pending notification from MDI Corporate Actions.

The Forward Split will occur on the Effective Date without any further action on the part of stockholders of the Registrant and without regard to the date or dates on which certificates representing shares of Existing Common actually are surrendered by each holder thereof for certificates representing the number of shares of the New Common which each such stockholder is entitled to receive as a consequence of the Forward Split. After the Effective Date of the Forward Split, each certificate representing shares of Existing Common will be deemed to represent thirty shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange or transfer to the transfer agent of the Registrant.

The Board of Directors pursuant to NRS 78.209 passed a resolution to effect the Forward Split on the basis of thirty post-split shares for each one pre-split share on July 8, 2008.  The authorized capital of the Registrant on the Effective Date will be 27,000,000,000 shares of common stock with a par value of $0.001 per share and $50,000,000 shares of preferred stock with a par value of $0.001 per share.

The Forward Split will not materially affect the proportionate equity interest in the Registrant of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. As a result of the forward split, the Registrant will have 439,500,000 shares of common stock issued and outstanding.

The Registrant's Certificate of Change to its Certificate of Incorporation reflecting the forward split is attached as an exhibit 3.1 to this Form 8-K and is incorporated in its entirety by reference.

The Registrant will provide notification through a news release on notification of the market trading effective date of the Forward Split and new trading symbol assigned by MDI Corporate Actions once received.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.   N/A

(b) Pro forma financial information.   N/A

(c) Exhibits.

As described in Items 1.01, 3.02 and 5.03 of this Report, the following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1 3.1 4.1 99.3	Common Stock Purchase Agreement Certificate of Change Pursuant to NRS 78.209 Registration Rights Agreement Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THE REGISTRANT

By:

/s/ James G. Shepard

_________________________________
James G. Shepard
President, Chief Executive Officer and Director
and a Member of the Board of Directors

Dated: July 18, 2008